UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2006

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definition Agreement

ITEM 2.01 Completion of Acquisition or Disposition of Assets

ITEM 3.02 Unregistered Sales of Equity Securities

On December 26, 2006, Dreams, Inc. (the “Company”) acquired the assets and assumed certain liabilities of ProStars, Inc., a Utah corporation (“Seller”), pursuant to the terms of an Asset Purchase Agreement entered into by the parties (the “Agreement”).

The assets acquired by the Company under the Agreement include, without limitation, (i) a majority equity interest in four entities that operate three Field of Dreams® retail stores that offer unique sports and entertainment memorabilia products to consumers (the “Business”), (ii) up to $2 million of inventory used in the Business, (iii) substantially all other assets used by Seller in the operation of the Business, and (iv) a marketing venture know as “Stars Live 365 (collectively the “Assets”).

The purchase price for the Assets includes nine million shares of restricted common stock of the Company (the “Shares”), issuable as follows: (i) six million Shares at closing; (ii) one million Shares to be held in escrow (the “Indemnity Shares”) to satisfy any Seller obligations arising under the indemnification provisions of the Agreement, and (iii) two million shares (the “Rio Shares”) to be held in escrow to secure Seller’s obligation to obtain and assign to the Company a lease with respect to Seller’s operations at the Rio Hotel in Las Vegas Nevada (the “Rio Lease”). The number of Shares is subject to adjustment in the event certain payables of Seller being assumed by the Company exceed $500,000 or certain debt Seller owes the Company exceeds $1,418,000.

The Company has agreed to assume certain liabilities of Seller, including, but not limited to, notes payable in the amount of approximately $1,422,000, and an additional note payable to Sam Battistone, a principal and shareholder of Seller and a member of the Company’s Board of Directors, in the amount of $1,029,000 which shall be satisfied through the issuance by the Company of 1 million shares of the Company’s common stock (with 500,000 shares issued at closing and 500,000 shares held together with the Rio Shares to secure Seller’s obligation to provide the Company with the Rio Lease) and the transfer of all interests of Seller in and to that certain NBA litho project.

The Agreement provides the Company with certain rights of first refusal with respect to post closing sales of the Shares by Seller and/or certain of Seller’s shareholders, and the right to obtain lock up agreements from certain of Seller’s shareholders upon their receipt of Shares in a distribution by Seller.

The shares of the Company’s common stock issued under the Agreement were not registered under the Securities Act of 1933 (the “Act”) and were issued pursuant to an exemption from registration under Section 4(2) of the Act.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Financial Statements required by Item 9.01(a) of Form 8-K shall be filed by amendment to this Form 8-K within the time limits proscribed by the rule.

(b)	Pro Forma Financial Information.

The Financial Statements required by Item 9.01(b) of Form 8-K shall be filed by amendment to this Form 8-K within the time limits proscribed by the rule.

(d)	Exhibits.

99.1	Press Release dated January 3, 2007.

99.2	Asset Purchase Agreement between Dreams, Inc. and ProStars, Inc. dated December 26, 2006 *

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2007	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 3, 2007.